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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 8, 1999


                                    JPE, INC.
             (Exact name of registrant as specified in its charter)


                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


      0-22580                                            38-2958730
(Commission File No.)                         (IRS Employer Identification No.)


    775 Technology Drive, Suite 200
         Ann Arbor, Michigan                                    48108
(Address of Principal Executive Offices)                      (Zip Code)


                                 (734) 662-2323
              (Registrant's Telephone Number, Including Area Code)



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

ITEM 2   ACQUISITION AND DISPOSITION OF ASSETS

     JPE Canada Inc. ("JPEC"), an Ontario, Canada corporation and a wholly-owned subsidiary of JPE, Inc., a Michigan corporation ("Registrant"), was under the control of an Interim Receiver appointed pursuant to Section 47 of the Bankruptcy and Insolvency Act of Canada. The duties of the Interim Receiver included commencing the process of realizing value of the assets of JPEC for the benefit of The Bank of Nova Scotia (the "Secured Lender"). On December 8, 1998, the Secured Lender, the Interim Receiver, General Motors Corporation and General Motors of Canada Limited entered into an agreement (the "JPEC Agreement") to sell substantially all the assets of JPEC to the Ventra Group, Inc., an Ontario, Canada corporation (the "Buyer"). The JPEC Agreement required that JPEC make an assignment in bankruptcy prior to closing. On February 8, 1999, JPEC filed an assignment in bankruptcy with the Ontario Court (General Division) Commercial List and substantially all of the assets of JPEC were sold to the Buyer for approximately $13.7 million. This amount was paid to the Secured Lender. The Registrant has a guarantee in the amount of approximately Cdn. $820,000. The Registrant is negotiating with JPEC's Secured Lender to settle amounts due under the guarantee.

     In the JPEC Agreement, JPEC made no representations or warranties as to itself.

     Prior to the disposition,  there were no relationships  between  Registrant
and  Buyer,  any  of  Registrant's  affiliates,   any  director  or  officer  of
Registrant, or an associates of any of Registrant's officers or directors.

     On March 26, 1999, MacLean Acquisition Company, a Delaware corporation ("IAF Buyer") entered into a Stock Purchase Agreement (the "IAF Agreement") with the Registrant and its wholly-owned subsidiary, Industrial & Automotive Fasteners, Inc. ("IAF"), a Michigan corporation, pursuant to which IAF Buyer agreed to purchase 100% of the issued and outstanding shares of common stock of IAF. IAF is a manufacturer of wheel nuts and other fasteners.

     Pursuant to the terms of the IAF Agreement, Registrant agreed to indemnify IAF Buyer against all taxes incurred or payable by IAF on or before March 26, 1999 (the "Closing Date"). Registrant believes that the taxes incurred in connection with the business of IAF on or before the Closing Date have been properly accrued on Registrant's balance sheet. Registrant also agreed to indemnify IAF Buyer against any losses, damages or expenses for claims brought or incurred by IAF's employees prior to the Closing Date. Notwithstanding the express terms of the IAF Agreement, Registrant is responsible for any liability arising out of fraud or gross negligence of IAF in connection with the transaction.

     The proceeds of the sale of approximately $19.2 million were used to reduce the Registrant's borrowings under the Forbearance Agreement dated August 10, 1998, as amended, among the Registrant and Comerica Bank, and other banks participant thereto.

     In connection with this transaction, certain vendors compromised their accounts receivable from IAF to 30% of the outstanding balance and union employees of IAF accepted annuity contracts in lieu of their postretirement health care and life insurance benefits.

     Prior to the disposition, there were no relationships between Registrant and IAF Buyer, any of Registrant's affiliates, any director or officer of Registrant, or any associates of any of Registrant's officers or directors.


ITEM 7(b)   PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial statements give effect to the sales of Allparts, Incorporated which occurred on October 28, 1998 (as reported in Registrant's Report on Form 8-K filed on November 12, 1998), JPE Canada Inc., and Industrial & Automotive Fasteners, Inc. The Pro Forma Consolidated Balance Sheet as of December 31, 1998 and the Statement of Operations for the year ended December 31, 1998 reflect the divestitures as if they had been completed as of January 1, 1998. The pro forma data does not purport to be indicative of the results which would actually have been reported if these transactions had occurred on January 1, 1998.

                                    JPE, INC.

                 Pro Forma Condensed Consolidated Balance Sheet
                             as of December 31, 1998
                            (Unaudited in thousands)

                                                                                                                        Pro Forma
                                               JPE           JPE Canada                         Pro Forma                 JPE
                                           Consolidated         Inc.           IAF, Inc.        Adjustment            Consolidated
                                           ------------      ----------        ---------        ----------            ------------
Cash and cash equivalents                    $   394              --                --               --                  $   394
Accounts receivable trade, net                12,151              --            $ 5,291              --                    6,860
Inventory, net                                18,572              --              4,729              --                   13,843
Other current assets                           1,413              --                363              --                    1,050
                                             -------                            -------          -------                 -------
Total current assets                          32,530              --             10,383              --                   22,147
Investment in affiliated companies            14,661          $(2,860)              --               --                   17,521
Net fixed assets                              20,963              --             10,272              --                   10,691
Goodwill                                       7,458              --              1,979              --                    5,479
Other assets, long-term                        1,362              --                722              --                      640
                                             -------          -------           -------          -------                 -------
Total assets                                 $76,974          $(2,860)          $23,356              --                  $56,478
                                             =======          =======           =======          =======                 =======

Current portion long-term debt               $84,492              --                --           $29,046 (a)(e)          $55,446
Accounts payable trade                         8,273              --            $ 3,349              --                    4,924
Accrued liabilities                            1,931              --                272              --                    1,659
Other current liabilities                        649              --                --               --                      649
                                             -------          -------           -------          -------                 -------
Total current liabilities                     95,345              --              3,621           29,046                  62,678

Other long-term accrued liabilities            1,720              --              1,400              --                      320
Long-term debt                                    50              --                --               --                       50

Foreign currency translation                    (336)            (238)              --               (98)(b)                 --
Common stock and paid-in capital              28,051            7,223            24,095          (31,318)(c)              28,051
Retained earnings                            (47,856)          (9,845)           (5,760)           2,370 (d)             (34,621)
                                             -------          -------           -------          -------                 -------
Total stockholders' equity                   (20,141)          (2,860)           18,335          (29,046)                 (6,590)
                                             -------          -------           -------          -------                 -------
Total liabilities and equity                 $76,974          $(2,860)          $23,356          $   --                  $56,478
                                             =======          =======           =======          =======                 =======


(a) To reduce debt for net proceeds of $9,891 received for Allparts and $19,155 received for IAF.

(b) To eliminate foreign currency translation reflected on JPE, Inc. corporate accounts.

(c)  To eliminate the investment account.

(d) To adjust earnings for the impact of the above transactions on retained earnings.

(e) Proceeds of $13.7 million from sale of JPE Canada Inc. applied to reduction of Bank of Nova Scotia debt which is reflected through the Investment in Affiliate Companies caption.

                                    JPE, INC.

            Pro Forma Condensed Consolidated Statement of Operations
                      for the Year Ended December 31, 1998
                            (Unaudited in thousands)


                                                                                                                  Pro Forma
                                    JPE           Allparts,     JPE Canada                       Pro Forma           JPE
                                Consolidated        Inc.           Inc.        IAF, Inc.         Adjustment      Consolidated
                                ------------      ---------     ----------     ---------         ----------      ------------
Net sales                         $210,122        $15,379        $26,789        $38,342              --            $129,612

Cost of sales                      186,657         11,391         30,063         34,855              --             110,348
                                  --------        -------        -------        -------         --------           --------

Gross profit (loss)                 23,465          3,988         (3,274)         3,487              --              19,264

Selling expenses                    27,609          2,705          1,444          2,026              --              21,434

Other expenses                      37,376          5,190          1,587             97              --              30,502
                                  --------        -------        -------        -------         --------           --------

Income (loss) before
 interest and taxes                (41,520)        (3,907)        (6,305)         1,364              --             (32,672)

Interest expense, net               13,085            --             973            --          $ 2,863 (a)           9,249
                                  --------        -------        -------        -------         -------            --------

Income (loss) before taxes         (54,605)        (3,907)        (7,278)         1,364          (2,863)            (41,921)

Tax expense (benefit)               (1,035)          (878)           829          2,437           1,532 (b)          (1,891)
                                  --------        -------        -------        -------         -------            --------

Net loss                          $(53,570)       $(3,029)       $(8,107)       $(1,073)        $(1,331)           $(40,030)
                                  ========        =======        =======        =======         =======            ========

Weighted average shares              4,602                                                                            4,602
                                     =====                                                                            =====

Loss per share                     $(11.64)                                                                          $(8.70)
                                   =======                                                                           ======


(a)  Interest expense adjusted for the net cash proceeds paid to the bank

            Net cash proceeds                    $29,046
            Average interest                       9.86%
            Annual interest expense              $ 2,863

(b) Tax provision adjusted for foreign taxes and state and local taxes. JPE, Inc. has a net operating loss carryforward that has 100% valuation reserve. The tax benefit reflects the elimination of deferred tax credits.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       JPE, INC.


Date:  April 15, 1999                  /s/  James J. Fahrner
                                       ------------------------------------
                                       James J. Fahrner
                                       Executive Vice President and
                                        Chief Financial Officer

                                 Exhibits Index
                                 --------------

Exhibit
Number    Description
-------   -----------

2.1 Agreement dated December 8, 1998 between The Bank of Nova Scotia, Ventra Group, Inc., General Motors Corporation, General Motors of Canada Limited and Grant Thornton Limited, incorporated by reference to Exhibit 2.9 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

2.2 Stock Purchase Agreement dated as of March 26, 1999 by and among JPE, Inc., Industrial & Automotive Fasteners, Inc. and MacLean Acquisition Company, incorporated by reference to Exhibit 2.10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.